PRUDENTIAL GOVERNMENT SECURITIES TRUST
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                            January 21, 2003





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Prudential Government Securities Trust (the ?Trust?)
         File No.:  811-3264


Ladies and Gentlemen:

       Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Trust for the fiscal year period ended November 30, 2002, (2) certifications of the Trust?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                                           Very truly yours,



                                                          /s/Deborah A. Docs
                                                             Deborah A. Docs
                                                               Secretary



DAD
Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 21st day of January, 2002.









PRUDENTIAL GOVERNMENT SECURITIES TRUST





Witness:/s/Deborah A. Docs			By:/s/Grace C. Torres
            Deborah A. Docs			  Grace C. Torres
            Secretary				  Treasurer and Principal
           Financial and Accounting
						  Officer




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